EXHIBIT 24

  			      CONFIRMING STATEMENT


	This Statement confirms that the undersigned, John Wagner, has authorized and designated David A. Levin and Dennis R. Hernreich to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Casual Male Retail Group, Inc. The authority of David A. Levin and Dennis R. Hernreich under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in the securities of Casual Male Retail Group, Inc., unless earlier revoked in writing. The undersigned acknowledges that David A. Levin and Dennis R. Hernreich are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.


Date: April 25, 2011			By:   /s/ JOHN WAGNER
					Name: JOHN WAGNER


								Page 3 of 3